Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Pixelworks, Inc.:
We consent to the incorporation by reference in the registration statement on Form S-8 (Nos. 333-161125, 333-152945, 333-136553, 333-126017, 333-125945, 333-123526, 333-121274, 333-89394, 333-62000, 333-41720, and 333-41722) and Form S-3 (Nos. 333-118100, 333-100548, and 333-67838) of Pixelworks, Inc. of our reports dated March 10, 2010, with respect to the consolidated balance sheets of Pixelworks, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders’ equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of Pixelworks, Inc.
Our report on the consolidated financial statements refers to a change in the method of accounting for uncertain tax positions effective January 1, 2007.
/s/ KPMG LLP
Portland, Oregon
March 10, 2010